Exhibit 99.1

Benihana Inc. Reports Increased Fiscal 2003 Operating Results; Fourth Quarter Restaurant Operating Profit Margins Increase Sequentially

    MIAMI--(BUSINESS WIRE)--May 20, 2003--Benihana Inc. (NASDAQ: BNHNA and BNHN), operator of one of the nation's largest chains of Asian restaurants, today reported operating results for the fiscal year ended March 30, 2003.
    "Fiscal 2003, despite a challenging environment, was a year of significant progress for Benihana," said Joel A. Schwartz, President. "During the year, we completed the highly promising acquisition of RA Sushi Bar and Restaurant, Haru enjoyed steady growth and we opened two new teppanyaki restaurants. An additional Benihana teppanyaki restaurant was opened last month, with three more, in addition to four RA Sushi restaurants and one Haru restaurant, currently under development. Moreover, we have successfully addressed important issues that will contribute to the Company's near and long-range profitability, including reducing costs of the health care benefits program and significantly improving productivity while maintaining our high standards of quality service. We also effectively revised our credit facility, gaining a strengthened and enhanced flexibility to finance Benihana's continued profitable growth."

    Fourth Quarter Results

    Fiscal fourth quarter total restaurant sales increased to $46.0 million, compared to $42.5 million in the corresponding year-earlier period, a gain of 8.2%. Net income amounted to $3.1 million, or $0.33 per diluted share, compared to $3.7 million, or $0.40 per diluted share, in the corresponding year-ago period. RA Sushi contributed $2.4 million in sales to the fourth quarter.
    Restaurant operating profits increased to $8.4 million, compared with $7.9 million a year-ago, a 5.7% improvement, and increased sequentially by approximately $1.3 million over the preceding fiscal third quarter. An increase in advertising expenses of approximately $1 million in the fiscal 2003 fourth quarter over a year ago accounted principally for the increase in marketing, general and administrative expenses in the fiscal 2003 fourth quarter.
    Comparable restaurant sales at Haru, the Company's New York City-based sushi restaurant chain, increased 9.7%, and at the Benihana teppanyaki restaurants, which account for approximately 83.5% of total sales, comparable sales declined 0.9%. The principal effect on teppanyaki comparable sales appeared to be unusually severe weather in the northeast, as well as in Pittsburgh and Denver, forcing the shutdown for as many as three days in some locations, the Iraqi war, which kept people at home, and the soft economy.

    Fiscal 2003 Results

    For the full fiscal year ended March 30, 2003, total sales increased 10.5%, to $187.9 million, compared with $170.1 million in the corresponding year-ago period, and net income for the year rose 7.3%, to $9.5 million, compared with $8.8 million a year earlier. Diluted earnings per share amounted to $1.01, based on 9.4 million average shares outstanding, compared with $1.11, based on 7.9 million average shares, in the corresponding year earlier period. Restaurant operating profits for the year increased 8.8%, to $30.0 million. Comparable store sales for the year increased 4.4%, with the teppanyaki restaurants up 2.8% and Haru increasing 21.1%.
    Sales in fiscal 2003 benefited by $3.2 million from the acquisition of the four-unit RA Sushi Bar chain. New Benihana teppanyaki restaurants that opened in fiscal 2003 in Las Colinas and The Woodlands, Texas, and sales of Benihana and Haru restaurants completed in the previous year before they became comparable contributed approximately $9.0 million to the year's revenues.
    A total of 7.6 million people visited Benihana restaurants in fiscal 2003, an increase of 9.4% over the prior year's 7.0 million. In the fiscal 2003 fourth quarter the guest count totaled 1.9 million, compared with 1.7 million in the corresponding year-earlier period. The average check for the year amounted to $23.60, compared with $23.61 a year-ago; the fourth quarter average check was $23.61, compared with $24.01, impacted largely by what appeared to be a decline in beverage sales at the teppanyaki restaurants. The average check figures exclude take-out sales and the results of RA Sushi.

    New Restaurants

    Benihana currently has eight new restaurants in development. The Company plans a new Haru restaurant in Philadelphia, PA, and three new RA Sushi restaurants, in Tucson, AZ, and San Diego and Huntington Beach, CA. A former Doraku restaurant in Chicago, IL, is being converted to a RA Sushi. In addition, new teppanyaki restaurants are in development for Scottsdale, AZ, Alpharetta, GA, and Carlsbad, CA. A new teppanyaki restaurant opened last month in Westbury, NY.

    Outlook

    Based on an estimated 0.5% to 1.0% increase in comparable sales for the first quarter ending June 30, 2003, the Company anticipates earnings for the period ranging between $0.32 and $0.35 per share. "We expect food and beverage costs along with MG&A and other expenses to essentially remain in line as we continue to grow and expand the Company," said Mr. Schwartz. "Benihana's financial condition is very sound and we are well positioned to continue moving forward. Fiscal 2004 appears to be getting off to a satisfactory start, despite the continuing economic crosscurrents, and we regard the outlook favorably."

    About Benihana

    Benihana, now in its 39th year, and one of the nation's largest chains of Asian restaurants, currently operates 64 restaurants nationwide, including 54 Benihana teppanyaki restaurants, five Haru sushi restaurants, four RA Sushi Bar Restaurants and one Doraku restaurant. Three additional company-owned Benihana teppanyaki restaurants and a new RA Sushi restaurant are currently under development. In addition, a total of 22 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

    Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

    Conference Call Scheduled

    A conference call conducted by Benihana Inc. management will take place on May 20th at 11:00 A.M. (ET). You may listen over the Internet through CCBN's website located at http://www.companyboardroom.com. To listen to the live call on the Internet, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available through midnight June 1, 2003, shortly following the live call. For replay, dial 877-519-4471. You will be prompted for PIN number 3916044.



Benihana Inc.
Consolidated Statements of Operations
      (Unaudited)
                                          Three Periods Ended
                                    (amounts in thousands except per
                                               share data)
                                  ------------------------------------

                                    March 30, March 31, Change %Change
                                      2003      2002

Restaurant sales                    $45,993   $42,509 $3,484     8.2%
Franchise revenues                      311       395    (84)  -21.3%
                                  ------------------------------------
                                     46,304    42,904  3,400     7.9%
Cost of sales                        11,300    10,355    945     9.1%
                                  ------------------------------------
Gross profit                         34,693    32,154  2,539     7.9%
                                  ------------------------------------
Restaurant operating expenses:
 Labor and related costs             16,356    15,332  1,024     6.7%
 Restaurant supplies                    875       864     11     1.3%
 Credit card discounts                  787       708     79    11.2%
 Utilities                            1,000       886    114    12.9%
 Occupancy costs                      2,531     2,438     93     3.8%
 Depreciation and amortization        1,876     1,462    414    28.3%
 Other restaurant operating
  expenses                            2,879     2,526    353    14.0%
                                  ------------------------------------
Total restaurant operating
 expenses                            26,304    24,216  2,088     8.6%
                                  ------------------------------------
Restaurant operating profit           8,389     7,938    451     5.7%

Restaurant opening costs                131       138     (7)   -5.1%
Impairment charge
Marketing, general and
 administrative                       3,528     2,558    970    37.9%
                                  ------------------------------------
Income from operations                5,041     5,637   (596)  -10.6%

Interest expense                        157       134     23    17.2%
Minority interest                       106        93     13    14.0%
                                  ------------------------------------
Income before income taxes            4,778     5,410   (632)  -11.7%
Income taxes                          1,715     1,749    (34)   -1.9%
                                  ------------------------------------
Net income                           $3,063    $3,661  $(598)  -16.3%
                                  ====================================
Earnings per share, basic             $0.35     $0.43 $(0.08)  -18.6%
                                  ====================================
Earnings per share, diluted           $0.33     $0.40 $(0.07)  -17.5%
                                  ====================================

Shares and equivalents
 outstanding                      9,166,000 9,223,000
                                  ====================================

Sales by concept:
 Benihana                           $38,416   $37,674   $742     2.0%
 Haru                                 4,776     4,358    418     9.6%
 RA Sushi                             2,407            2,407
 Doraku                                 394       477    (83)  -17.4%
                                  ------------------------------------
Total sales                         $45,993   $42,509 $3,484
                                  ====================================

Comparable sales by concept:
 Benihana                           $37,322   $37,668  $(346)   -0.9%
 Haru                                 4,772     4,350    422     9.7%
 Doraku                                 394       230    164    71.3%
                                  ------------------------------------
Total sales                         $42,488   $42,248   $240      .6%
                                  ====================================


                                              Year Ended
                                   (amounts in thousands except per
                                               share data)
                                 -------------------------------------

                                   March 30, March 31, Change %Change
                                     2003      2002

Restaurant sales                  $187,913  $170,051 $17,862     10.5%
Franchise revenues                   1,331     1,456    (125)    -8.6%
                                 -------------------------------------
                                   189,244   171,507  17,737     10.3%
Cost of sales                       46,182    42,754   3,428      8.0%
                                 -------------------------------------
Gross profit                       141,731   127,297  14,434     11.3%
                                 -------------------------------------
Restaurant operating expenses:
 Labor and related costs            70,261    62,677   7,584     12.1%
 Restaurant supplies                 3,893     3,368     525     15.6%
 Credit card discounts               3,240     2,884     356     12.3%
 Utilities                           4,282     3,890     392     10.1%
 Occupancy costs                    10,342     9,822     520      5.3%
 Depreciation and amortization       7,077     5,582   1,495     26.8%
 Other restaurant operating
  expenses                          12,630    11,484   1,146     10.0%
                                 -------------------------------------
Total restaurant operating
 expenses                          111,725    99,707  12,018     12.1%
                                 -------------------------------------
Restaurant operating profit         30,006    27,590   2,416      8.8%

Restaurant opening costs               485     1,228    (743)   -60.5%
Impairment charge                                438    (438)  -100.0%
Marketing, general and
 administrative                     15,512    13,373   2,139     16.0%
                                 -------------------------------------
Income from operations              15,340    14,007   1,333      9.5%

Interest expense                       528       990    (462)   -46.7%
Minority interest                      477       100     377    377.0%
                                 -------------------------------------
Income before income taxes          14,335    12,917   1,418     11.0%
Income taxes                         4,862     4,088     774     18.9%
                                 -------------------------------------
Net income                          $9,473    $8,829    $644      7.3%
                                 =====================================
Earnings per share, basic            $1.08     $1.16  $(0.08)    -6.9%
                                 =====================================
Earnings per share, diluted          $1.01     $1.11  $(0.10)    -9.0%
                                 =====================================

Shares and equivalents
 outstanding                     9,409,000 7,946,000
                                 =====================================

Sales by concept:
 Benihana                         $162,741  $153,814  $8,927      5.8%
 Haru                               20,181    14,343   5,838     40.7%
 RA Sushi                            3,226             3,226
 Doraku                              1,765     1,894    (129)    -6.8%
                                 -------------------------------------
Total sales                       $187,913  $170,051 $17,862
                                 =====================================

Comparable sales by concept:
 Benihana                         $156,160  $151,919  $4,241      2.8%
 Haru                               14,628    12,084   2,544     21.1%
 Doraku                              1,564     1,104     460     41.7%
                                 -------------------------------------
Total sales                       $172,352  $165,107  $7,245      4.4%
                                 =====================================


    CONTACT: Benihana Inc.
             Joel A. Schwartz or Michael R. Burris, 305/593-0770
                 or
             Corporate Relations:
             Anreder Hirschhorn And Company
             Steven Anreder, 212/532-3232